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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated March 14, 1997 and March 9, 1995 covering Eller Media Corporation and Eller Investment Company, Inc., respectively, included in Clear Channel Communications, Inc. Current Report on Form 8-K, filed April 17, 1997 and to all references to our firm included in this registration statement.

                                                 /s/ ARTHUR ANDERSEN LLP
                                            ------------------------------------

Phoenix, Arizona
March 3, 1998